Exhibit 99.1

Ridgepost Capital Reports Second Quarter 2026 Financial Results

DALLAS, August 5, 2026 (GLOBE NEWSWIRE) – Ridgepost Capital, Inc. (NYSE: RPC) (“Ridgepost Capital”), a leading private markets solutions provider, today reported financial results for the second quarter ended June 30, 2026.

A presentation of the quarterly financials is available at https://ir.ridgepostcapital.com/quarterly-results.

“Ridgepost Capital delivered another strong quarter of results, highlighting the durability of our fee-based model as well as the breadth of our investment platform,” said Luke Sarsfield, Ridgepost Capital Chairman and Chief Executive Officer. “We achieved important milestones during the quarter, including surpassing $50 billion in AUM and reaching nearly $35 billion in fee-paying AUM, while continuing to deliver differentiated performance and healthy fundraising activity across the platform. Additionally, the completion of the Stellus acquisition further enhances our capabilities and broadens our longer-term opportunity set. With significant momentum across the business, we believe our unique positioning within the middle and lower-middle markets, expanding investment capabilities, and durable fee-based model position Ridgepost Capital to continue delivering attractive growth, expanding earnings power, and creating long-term value for our stakeholders.”

Declaration of Dividend

Our Board of Directors has declared a cash dividend of $0.04 per share of Class A and Class B common stock, payable on September 18, 2026, to stockholders of record as of August 31, 2026.

Conference Call Details

Ridgepost Capital will host a conference call to discuss second quarter 2026 financial results at 8:00 a.m. Eastern Time on Wednesday, August 5, 2026. This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of our business. All participants must register prior to joining the event.

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To join and view the live webcast, please register here.
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To join by telephone, please register here.

For those unable to participate in the live event, a replay will be made available on Ridgepost Capital’s investor relations page at www.ir.ridgepostcapital.com.

About Ridgepost Capital

Ridgepost Capital (NYSE: RPC) is a leading private markets solutions provider with over $50 billion in assets under management as of June 30, 2026. Ridgepost Capital invests across Private Equity, Private Credit, and Venture Capital in access-constrained strategies, with a focus on the middle and lower-middle market. Ridgepost Capital’s products have a global investor base and aim to deliver compelling risk-adjusted returns. For additional information, please visit www.ridgepostcapital.com.

Forward-Looking Statements

ridgepostcapital.com

Some of the statements in this release and our conference call, which will be held at 8:00 a.m. Eastern Time on August 5, 2026, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different, including risks related to: global and domestic market and business conditions; successful execution of business and growth strategies; regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire, including Stellus Capital Management, LLC; assumptions relating to our operations, financial results, financial condition, business prospects and growth strategy; the timing and amount of any share repurchases; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2026 and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Key Financial & Operating Metrics

FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation.

AUM reflects the assets that we manage, and is calculated as the sum of: (i) net asset value (“NAV”) of our clients’ and funds’ underlying investments as of the most recently available date; (ii) drawn and undrawn debt (excluding capital call lines); (iii) uncalled capital commitments (net of deferred purchase price and not in excess of total capital commitments, as applicable) as of the NAV record date; (iv) incremental commitments raised since NAV record date. In situations where NAV data is not available, such as with certain advisory relationships, we use FPAUM.

Ridgepost Capital Investor Contact:
Brian McKenna

info@ridgepostcapital.com

Ridgepost Capital Media Contact:
Prosek Partners
pro-ridgepost@prosek.com